Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157793) and Form S-8 (Nos. 333-159005 and 333-126252) of W & T Offshore, Inc. of our report dated July 21, 2011 relating to the Statement of Revenues and Direct Operating Expenses of the Opal Resources LLC and Opal Resources Operating Company LLC “Permian Basin Properties”, which appears in W & T Offshore, Inc.’s Current Report on Form 8-K/A dated July 21, 2011.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 21, 2011